SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2014

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

On December 18, 2014, the Company held the Special Meeting to adopt the Merger Agreement. Adoption of the Merger Agreement required the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock outstanding at the close of business on October 14, 2014 and entitled to vote in accordance with Nevada law. According to the report of the inspector of elections, the Merger Agreement was approved by the Company’s shareholders at the Special Meeting.

A second proposal to approve, by a non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger was also approved.

A third proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement was also approved, but was not needed.

The tally for the votes for the adoption of the Merger Agreement is as follows:

FOR	AGAINST	ABSTAIN
30,121,029	10,317,317	16,953

The tally for the votes for approval, by a non-binding, advisory vote, of certain compensation arrangements for the Company’s named executive officers in connection with the Merger is as follows:

FOR	AGAINST	ABSTAIN
29,796,654	10,504,723	153,922

The tally for the votes to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement is as follows:

FOR	AGAINST	ABSTAIN
30,090,251	10,203,957	161,091

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2014	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer